EXHIBIT 4.3


                              EXPRESS SCRIPTS, INC.
                                    as Issuer

                        THE GUARANTORS as defined herein
                                  as Guarantors

                                       and

                              BANKERS TRUST COMPANY
                                   as Trustee

                                  $250,000,000

                          9 5/8% SENIOR NOTES DUE 2009

                        --------------------------------

                             SUPPLEMENTAL INDENTURE

                           Dated as of October 6, 1999

                                       to

                                    INDENTURE

                            Dated as of June 16, 1999

                        --------------------------------


     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of October 6, 1999, among Express Scripts, Inc. (the "Company"), the Guarantors as named in the Indenture (as defined herein), and Bankers Trust Company as trustee (the "Trustee").

     WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of June 16, 1999, among the Company, the Guarantors and the Trustee (the "Indenture"), relating to $250,000,000 aggregate principal amount at maturity of the Company's 9 5/8% Senior Notes due 2009 (the "Notes");

     WHEREAS, pursuant to Section 9.02 of the Indenture, the Company and the Guarantors have requested to amend the Indenture and have received the requisite consents of the Holders of the outstanding Notes to the amendments made hereby;

     WHEREAS, the Company and each of the Guarantors are authorized to enter into this Supplemental Indenture by resolution of the Board of Directors of the Company or such Guarantor;

     WHEREAS, the Company has delivered an Officers' Certificate and Opinion of Counsel to the Trustee pursuant to Section 9.06 of the Indenture; and

     WHEREAS, all other actions necessary to make this Supplemental Indenture a legal, valid and binding obligation of the parties hereto in accordance with its terms and the terms of the Indenture have been performed;

     NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors and the Trustee hereby mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

                                    ARTICLE I
                                   AMENDMENTS

     Upon execution and effectiveness of this Supplemental Indenture, the terms of the Notes and the Indenture shall be amended as follows:

     SECTION I.1. Section 1.01 of the Indenture shall be amended as follows:

     (a) by deleting clause (viii) of the definition of "Asset Disposition" and substituting in lieu thereof the following:

     "(viii) a disposition of any Capital Stock or assets of YourPharmacy.com, Inc. or any corporation, partnership or limited liability company which is the successor to the business conducted or contemplated to be conducted as of the Issue Date by YourPharmacy.com, Inc.;" and

     (b) by deleting clause (vi) of the definition of "Permitted Investments" and substituting in lieu thereof the following:

     "(vi)Investments  made by the Company or its Restricted  Subsidiaries  as a result of consideration received in connection with an Asset Disposition made in compliance with, or a disposition of assets exempt from, Section 4.15;".

                                   ARTICLE II
                                  MISCELLANEOUS

     SECTION II.1. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(A) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture and (B) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not any particular Article, Section or other subdivision.

     SECTION II.2. Upon the effectiveness of this Supplement Indenture, the Indenture shall be modified in accordance herewith, but except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

     SECTION II.3. Upon effectiveness, this Supplemental Indenture shall form a part of the Indenture and the Supplemental Indenture and the Indenture shall be read, taken and construed as one and the same instrument for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

     SECTION  II.4.  This   Supplemental   Indenture   shall  become   effective
immediately prior to the contribution of certain specified assets of YourPharmacy.com, Inc. ("YPC"), a wholly-owned subsidiary of the Company, to PlanetRx.com, Inc. ("PlanetRx") in exchange for common stock of PlanetRx pursuant to the agreement between PlanetRx, YPC and the Company (the "Transaction"). If the Transaction does not occur, then this Supplemental Indenture will not become effective and will be void.

     SECTION II.5. The Trustee accepts the amendment to the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit the Trustee's liabilities in the performance of the trust created by the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility  for the  correctness  of the  recitals of fact herein  contained which shall be taken as the statements of the Company and makes no representations as to the validity or sufficiency of this Supplemental Indenture, except as to the due and valid execution hereof by the Trustee, and shall incur no liability or responsibility in respect of the validity thereof. The Trustee's execution of this Supplemental Indenture should not be construed to be an approval or disapproval of the advisability of the amendments to the Indenture provided herein.

     SECTION II.6. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SAID STATE.

     SECTION II.7. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.


                                   EXPRESS SCRIPTS, INC.

                                   By:  /s/ Barrett Toan
                                      Name: Barrett Toan
                                      Title: President

                                   DIVERSIFIED  PHARMACEUTICAL
                                   SERVICES,   INC.,   ESI/VRX
                                   SALES    DEVELOPMENT   CO.,
                                   EXPRESS    SCRIPTS   VISION
                                   CORPORATION,   IVTX,  INC.,
                                   MANAGED  PRESCRIPTION
                                   NETWORK,  INC.,  MHI, INC.,
                                   VALUE     HEALTH,     INC.,
                                   VALUERX,    INC.,   VALUERX
                                   PHARMACY   PROGRAM,   INC.,
                                   YOURPHARMACY.COM,     INC.,
                                   HEALTH CARE SERVICES, INC.

                                   By: /s/ Barrett Toan
                                        Name: Barrett Toan
                                        Title:President

                                  BANKERS TRUST COMPANY, as Trustee

                                  By: /s/ Susan Johnson
                                        Name: Susan Johnson
                                        Title:Assistant Vice President